UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

CLEAN EARTH ACQUISITIONS CORP.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(a)(1) and 0-11

CLEAN EARTH ACQUISITIONS CORP.

12600 Hill Country Blvd, Building R, Suite 275

Bee Cave, Texas 78738

Explanatory Note

On November 7, 2023, Clean Earth Acquisitions Corp., a Delaware corporation (the “Company,” “we,” “our” or “us”), filed a definitive proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Company’s special meeting of stockholders to be held virtually at 10:00 a.m. Eastern Time on November 24, 2023, at https://web.lumiagm.com/290463470 (passcode “cleanearth2023”), and at any adjournment or postponement thereof (the “Meeting”). At the Meeting, among other things, the Company’s stockholders will be asked to consider and vote upon a proposal (the “Extension Amendment Proposal”) to amend the Company’s second amended and restated certificate of incorporation (the “Existing Charter”) to extend the date by which the Company has to consummate an initial business combination from November 28, 2023 (the “Termination Date”) to May 28, 2024 (the “Extended Date,” such amendment, the “Extension Amendment,” and such extension, the “Extension”).

The Company is providing this supplement to the Proxy Statement (this “Supplement”) to advise the Company’s stockholders that Clean Earth Acquisitions Sponsor LLC, a Delaware limited liability company and the Company’s sponsor (the “Sponsor”), has agreed that if the Extension Amendment Proposal is approved and the Extension becomes effective, the Sponsor will make deposits of additional funds, as described below, into the trust account established in connection with the Company’s initial public offering (the “Trust Account”) for the aggregate benefit of holders of our Public Shares (as defined in the Proxy Statement) that are not redeemed in connection with the Extension Amendment Proposal, in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of an initial business combination. The Sponsor will not be repaid in the event that the Company is unable to consummate an initial business combination, unless there are funds available outside the Trust Account to do so.

SUPPLEMENT TO THE PROXY STATEMENT DATED NOVEMBER 7, 2023

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 24, 2023

This Supplement is being filed with the SEC and is being made available to the Company’s stockholders of record of as of the close of business on November 2, 2023, the record date for the Meeting (the “Record Date”). The following information supplements and should be read in conjunction with the Proxy Statement that the Company mailed to you on or about November 8, 2023. All capitalized terms not defined herein shall have the same meaning as in the Proxy Statement.

The Company is providing this Supplement to advise its stockholders that the Sponsor has agreed that if the Extension Amendment Proposal is approved and the Extension becomes effective, for each month following the current Termination Date, or pro rata portion thereof if less than a month, until the earlier of (i) the date of the special meeting held in connection with the shareholder vote to approve an initial business combination and (ii) May 28, 2024 (or any earlier date of termination, dissolution or winding up of the Company in accordance with its governing documents), the Sponsor will deposit, on or before the 28th day of each such month, the lesser of (i) $120,000 and (ii) $0.028 for each Public Share that has not been redeemed in connection with the Extension Amendment Proposal, into the Trust Account for the aggregate benefit of holders of our Public Shares that are not redeemed in connection with the Extension Amendment Proposal, in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a Business Combination. The Sponsor will not be repaid in the event that the Company is unable to consummate an initial business combination, unless there are funds available outside the Trust Account to do so.

Except as described in this Supplement, none of the information presented in the Proxy Statement is affected by this Supplement. This Supplement does not provide all of the information that is important to your voting decisions at the Meeting, and the Proxy Statement contains other important additional information. This Supplement should be read in conjunction with the Proxy Statement.

You are not being asked to vote on the Business Combination at this time. If the Extension Amendment is implemented and you do not elect to redeem your Public Shares, provided that you are a stockholder on the record date for a meeting to consider the Business Combination, you will retain the right to vote on the Business Combination when it is submitted to stockholders and the right to redeem your Public Shares for cash in the event the Business Combination is approved and completed or we have not consummated a Business Combination by the Extended Date.

Neither the SEC nor any state securities commission has determined if the Proxy Statement, as supplemented by this Supplement, is accurate or complete. Any representation to the contrary is a criminal offense.

Your vote is important. If you are a stockholder of record, please vote online at www.voteproxy.com or sign, date, and return your proxy card as soon as possible to make sure that your shares are represented at the Meeting. If you are a stockholder of record, you may also cast your vote online at the Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote online at the Meeting by obtaining a proxy from your brokerage firm or bank. Your failure to vote or instruct your broker or bank how to vote will have the same effect as voting “AGAINST” the Extension Amendment Proposal, and an abstention will have the same effect as voting “AGAINST” the Extension Amendment Proposal. Proxy cards that are signed and returned but do not include voting instructions will be voted by the proxy as recommended by the Board. You can change your voting instructions or revoke your proxy at any time prior to the Extension Meeting by following the instructions included in this proxy statement and on the proxy card.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD VIRTUALLY ON NOVEMBER 24, 2023: This Supplement, the Proxy Statement and the related proxy card are available, free of charge at https://www.astproxyportal.com/ast/98333 or on the SEC’s website at www.sec.gov.

This Supplement is being filed with the SEC on November 16, 2023.